Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1998, included in Swiss Army Brands, Inc. Form 10-K for the year ended December 31, 1997, and to all references to our firm in this registration statement.

                                                             ARTHUR ANDERSON LLP

Stamford, Connecticut,
   March 30, 1998